(d)(25)(ii)

FORM OF

AMENDED SCHEDULE A

to the

AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

ING MUTUAL FUNDS

OPERATING EXPENSE LIMITS

	Maximum Operating Expense Limit (as a percentage of average net assets) Class
Name of Fund(1)	A	B	C	I	O	P	R	R6	W

ING Diversified Emerging Markets Debt Fund Initial Term for Class A, C, I, and W Shares Expires March 1, 2014	1.25%	N/A	2.00%	0.95%	N/A	N/A	N/A	N/A	1.00%

ING Diversified International Fund(2) Term Expires March 1, 2010 Term for Class O Shares and Class W Shares Expires March 1, 2011	0.50%	1.25%	1.25%	0.25%	0.50%	N/A	0.75%	N/A	0.25%

Total Expense Limit including expenses of the underlying investment companies	1.65%	2.40%	2.40%	1.40%	1.65%	N/A	1.90%	N/A	1.40%

ING Emerging Markets Equity Dividend Fund (formerly, ING Greater China Fund) Initial Term Expires March 1, 2014	1.70%	2.45%	2.45%	1.45%	1.70%	N/A	N/A	N/A	1.45%

(1)         This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

(2)         The operating expense limits apply only at the Fund level and do not limit the fees payable by the underlying investment companies in which the Funds invest.

(3)         The extension of the expense limit term for ING Emerging Markets Equity Fund through March 1, 2014 is effective on July 21, 2012 and is contingent upon shareholder approval of the merger of ING Emerging Countries Fund with and into ING Emerging Markets Equity Fund.

(4)         Class W Shares of ING International Core Fund effective August 7, 2012.  The Initial Term for Class W Shares of ING International Core Fund expires March 1, 2014.

	Maximum Operating Expense Limit (as a percentage of average net assets) Class
Name of Fund(1)	A	B	C	I	O	P	R	R6	W

ING Emerging Markets Equity Fund(3) Term Expires March 1, 2014	1.60%	2.35%	2.35%	1.35%	N/A	N/A	1.85%	N/A	1.35%

ING Global Bond Fund Initial Term Expires March 1, 2008 Initial Term for Class O Shares Expires March 1, 2010 Initial Term for Class W Shares Expires March 1, 2011 Initial Term for Class R Shares Expires March 1, 2012 Initial Term for Class P Shares Expires March 1, 2014 Term for Class I Shares Expires March 1, 2014 Initial Term for Class R6 Shares Expires March 1, 2015	0.90%	1.65%	1.65%	0.65%	0.90%	0.15%	1.15%	0.65%	0.65%

ING Global Natural Resources Fund Initial Term Expires March 1, 2011	2.00%	N/A	N/A	1.75%	N/A	N/A	N/A	N/A	1.75%

ING Global Opportunities Fund (formerly, ING Foreign Fund) Initial Term Expires March 1, 2012	1.50%	2.25%	2.25%	1.15%	N/A	N/A	N/A	N/A	1.25%

ING Global Perspectives Fund Term Expires March 1, 2015	1.23%	N/A	1.98%	0.98%	N/A	N/A	1.48%	N/A	0.98%

ING Global Real Estate Fund Initial Term Expires March 1, 2007 Initial Term for Class R Shares Expires March 1, 2012	1.75%	2.50%	2.50%	1.50%	1.75%	N/A	2.00%	N/A	1.50%

(1)         This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

(2)         The maximum operating expense limit includes the acquired fund fees and expenses.

(3)         The extension of the expense limit term for ING Emerging Markets Equity Fund through March 1, 2014 is effective on July 21, 2012 and is contingent upon shareholder approval of the merger of ING Emerging Countries Fund with and into ING Emerging Markets Equity Fund.

(4)         Class W Shares of ING International Core Fund effective August 7, 2012.  The Initial Term for Class W Shares of ING International Core Fund expires March 1, 2014.

	Maximum Operating Expense Limit (as a percentage of average net assets) Class
Name of Fund(1)	A	B	C	I	O	P	R	R6	W

ING International Core Fund(4) Initial Term Expires March 1, 2012 Initial Term for Class W Shares Expires March 1, 2014	N/A	N/A	N/A	0.95%	N/A	N/A	N/A	N/A	0.95%

ING International Growth Fund Initial Term Expires March 1, 2012	N/A	N/A	N/A	0.99%	N/A	N/A	N/A	N/A	N/A

ING International Small Cap Fund Initial Term Expires March 1, 2006 Initial Term for Class O Shares Expires March 1, 2010	1.95%	2.60%	2.60%	1.40%	1.85%	N/A	N/A	N/A	1.60%

(1)         This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

(2)         The maximum operating expense limit includes the acquired fund fees and expenses.

(3)         The extension of the expense limit term for ING Emerging Markets Equity Fund through March 1, 2014 is effective on July 21, 2012 and is contingent upon shareholder approval of the merger of ING Emerging Countries Fund with and into ING Emerging Markets Equity Fund.

(4)         Class W Shares of ING International Core Fund effective August 7, 2012.  The Initial Term for Class W Shares of ING International Core Fund expires March 1, 2014.

	Maximum Operating Expense Limit (as a percentage of average net assets) Class
Name of Fund(1)	A	B	C	I	O	P	R	R6	W

ING International Value Choice Fund Initial Term Expires March 1, 2006 Initial Term for Class W Shares Expires March 1, 2010	1.70%	2.45%	2.45%	1.45%	N/A	N/A	N/A	N/A	1.45%

ING Russia Fund Initial Term Expires March 1, 2006 Initial Term for Class A and Class I Shares Expires March 1, 2011 Initial Term for Class W Shares Expires March 1, 2012	2.75%	N/A	N/A	2.50%	N/A	N/A	N/A	N/A	2.50%

HE

Date Last Amended: May 31, 2013

(1)         This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

(2)         The maximum operating expense limit includes the acquired fund fees and expenses.

(3)         The extension of the expense limit term for ING Emerging Markets Equity Fund through March 1, 2014 is effective on July 21, 2012 and is contingent upon shareholder approval of the merger of ING Emerging Countries Fund with and into ING Emerging Markets Equity Fund.

(4)         Class W Shares of ING International Core Fund effective August 7, 2012.  The Initial Term for Class W Shares of ING International Core Fund expires March 1, 2014.